Calculation of Filing Fee Tables
S-3
Independent Bank Group, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	8.375% Fixed-to-Floating Rate Subordinated Notes due 2034	457(r)	175,000	$ 1,000.00	$ 175,000,000.00	0.0001476	$ 25,830.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 175,000,000.00		$ 25,830.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 387,218.78
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) This registration fee table shall be deemed to update the "Calculation of Registration Fee" in the Company's Registration Statement on Form S-3 (File No. 333-272553) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Independent Bank Group, Inc.	S-4	333-235993	01/21/2020		$ 366,773.33	Equity	Common Stock, par value $0.01 per share	53,142,894	$ 2,825,680,500.00
Fee Offset Claims	2	Independent Bank Group, Inc.	S-4	333-235993	01/21/2020		$ 20,445.45	Equity	6.50% Non-Cumulative Perpetual Preferred Stock Series B, par value $0.01 per share	6,000,000	$ 157,515,000.00
Fee Offset Sources		Independent Bank Group, Inc.	S-4	333-235993		01/21/2020						$ 25,830.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(1) A registration fee in the amount of $387,218.78 was previously paid by the Registrant in connection with the filing of a Registration Statement on Form S-4 (File No. 333-235993) (the "Form S-4") with the Securities and Exchange Commission (the "SEC") on January 21, 2020, as amended by Amendment No. 1 filed with the SEC on March 6, 2020. The Registrant did not sell any securities pursuant to the Form S-4, and the Form S-4 was withdrawn by the Registrant on May 29, 2020. Pursuant to Rule 457(p) under the Securities Act, the filing fee of $387,218.78 that was previously paid by the Registrant in connection with the Form S-4 (net of prior credits of $39,207.45) is being used to offset the filing fee of $25,830 that is required in connection with this offering.

[2]	(1) A registration fee in the amount of $387,218.78 was previously paid by the Registrant in connection with the filing of a Registration Statement on Form S-4 (File No. 333-235993) (the "Form S-4") with the Securities and Exchange Commission (the "SEC") on January 21, 2020, as amended by Amendment No. 1 filed with the SEC on March 6, 2020. The Registrant did not sell any securities pursuant to the Form S-4, and the Form S-4 was withdrawn by the Registrant on May 29, 2020. Pursuant to Rule 457(p) under the Securities Act, the filing fee of $387,218.78 that was previously paid by the Registrant in connection with the Form S-4 (net of prior credits of $39,207.45) is being used to offset the filing fee of $25,830 that is required in connection with this offering.

Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 175,000. The maximum aggregate offering price of the securities to which the prospectus relates is $175,000,000.00. The prospectus is a final prospectus for the related offering.